DATED 9 January 1 2001

(1)	IMAGE METRICS PLC

(2)	KEVIN WALKER

__________________________

SERVICE AGREEMENT
relating to
Image Metrics plc
__________________________

halliwell landau

DATED 9 January 2001

BETWEEN:

(1)	IMAGE METRICS PLC (registered in England and Wales under number 4098216) having its registered office at St James’s Court, Brown Street, Manchester, M2 2JF (“the Company”); and

(2)	KEVIN WALKER of Flat 5, 21 Old Lansdowne Road, West Didsbury, Manchester M20 2PB (“the Director”).

OPERATIVE PROVISIONS:

1	Definitions and Interpretation

In this agreement unless the context otherwise requires:

1.1	the following words and expressions shall have the following meanings:

“Associated Company”
a body corporate which for the time being:

(a)	is a holding company of the Company or a subsidiary (other than the Company) of such a holding company; or

(b)	has not less than twenty per cent of its equity share capital beneficially owned by such a holding company or the Company;

“Board”
the board of directors of the Company from time to time;

“Business Day”
a day on which clearing banks in London are open for a full range of banking transactions;

“Commencement Date”
the date of this agreement;

“Group”
the Company and any Associated Company from time to time;

“London Stock Exchange”
London Stock Exchange plc;

“Prohibited Business”
any business or activity carried on by the Company at the Termination Date or at any time in the Relevant Period in which the Director shall have been directly concerned to a material extent in the course of his employment at any time in the Relevant Period;

“Prospective Customer”
any person, firm, company or other entity who was at the Termination Date or during the Relevant Period negotiating with the Company with a view to dealing with the Company as a customer;

“Protected Supplier”
any supplier to the Company with whom the Director shall have had material dealings in the course of his employment during the Relevant Period;

“Relevant Period”
the 12 month period ending with the Termination Date;

“Remuneration Committee”
the remuneration committee of the Board from time to time;

“Restricted Customer”
any person, firm, company or other entity who was at any time in the Relevant Period a customer of the Company;

“Review Date”
each anniversary of the Commencement Date;

“Termination Date”
the date of termination of the Director’s employment with the Company;

“Territory”
the United Kingdom;

“WTR”
Working Time Regulations 1998;

1.2	words and phrases the definition of which is contained or referred to in the Companies Act 1985 shall be construed as having the meanings thereby attributed to them;

1.3
references to statutory provisions shall be construed as references to those provisions as respectively amended or re-enacted or as their application is modified by other provisions (whether before or after the date hereof) from time to time and shall include references to any provisions of which they are re-enactments (whether with or without modification);

1.4	headings are for ease of reference only and shall not affect construction;

1.5	words denoting the singular include the plural and vice versa;

1.6	words denoting one gender include all genders;

1.7	words denoting persons include firms and corporations; and

1.8	references to the Director’s employment are to his employment by the Company under and pursuant to this agreement.

2	Position

2.1
The Company shall employ the Director and the Director shall serve the Company as Engineering Director or in such other capacity as the Board may from time to time determine provided that such other capacity is commensurate with the Director’s status as a Director of the Company.

2.2	The Company is entitled from time to time to appoint any other person or persons to act jointly with the Director in the performance of his duties.

2.3
If the Director is at any time unable through sickness, injury or otherwise to carry out his duties hereunder the Company may temporarily employ any person or persons to perform those duties in his place until such time as he is able to resume his duties hereunder.

3	Duties

During the continuance of this agreement the Director shall devote the whole of his time, attention and abilities to the business of the Group and, so far as consistent with the nature of his office hereunder, shall:

3.1.1	undertake such duties and exercise such powers in relation to the Group as the Board shall from time to time assign to or vest in him;

3.1.2	in the discharge of such duties and in the exercise of such powers, observe and comply with all lawful resolutions and directions from time to time given by the Board;

3.1.3
keep the Board promptly and duly informed (in writing if so requested) of the business and affairs of the Company and such other companies in the Group as the Director may be involved with, whether in accordance with clause 3.1.4 or otherwise, and of his conduct and provide such explanation as the Board may require in connection therewith;

3.1.4	in pursuance of his duties hereunder accept such offices in any other companies in the Group (without further remuneration unless otherwise agreed) as the Board; and

3.1.5	well and faithfully serve the Group and use his reasonable endeavours to promote and develop the business and interests of the Group.

3.2
The Director acknowledges that, for the purposes of the Working Time Regulations 1998, his working time is unmeasured and that he falls within regulation 20 of the WTR and that therefore the provisions in those Regulations regarding maximum hours of working time, daily rest, weekly rest or rest breaks do not apply to the Director.

3.3
The Director shall promptly disclose to the Board any information which comes into his possession which affects adversely or may affect adversely the Company or any Associated Company or any of their respective businesses. Such information shall include but shall not be limited to:

3.3.1	the plans of any employee to leave the Company (whether alone or in concert with other employees);

3.3.2	the plans of any employee (whether alone or in concert with other employees) to join a competitor or establish a business in competition with the Company or any Associated Company;

3.3.3	any steps taken by any employee to implement any plans mentioned in clauses 3.3.1 or 3.3.2;

3.3.4	the misuse by any employee of any confidential information belonging to the Company or any Associated Company.

4	Period

4.1
The Director’s employment under this agreement shall commence on the Commencement Date and shall continue for an initial period of 12 months and thereafter until determined by at least 3 months’ written notice given by either party to the other, such notice period to commence only after the expiry of that initial period of 12 months.

4.2	Notwithstanding clause 4.1, this agreement shall automatically terminate when the Director reaches age 65.

4.3	The Director’s employment with Digitech Projects Limited from to shall count towards the Director’s continuous period of employment with the Company.

4.4
The Company may, at its entire discretion, lawfully terminate this agreement with immediate effect by giving notice of such termination and by paying to the Director, in lieu of salary and other benefits pursuant to this agreement, an amount equal to the salary which the Director would have earned from the Termination Date until the first date upon which his employment could, apart from this clause 4.4 have been lawfully terminated in accordance with clause 4. 1 above together with a further sum equivalent to the cost to the Company of the provision value of the benefits to which the Director would have been entitled during such period, to the extent only that the Director does not in fact receive those benefits for the whole or part of such period. Any such payment to the Director will be subject to tax and other statutory deductions required from time to time.

4.5
If this agreement is terminated by notice given by either party to the other, whether pursuant to clause 4.1 or otherwise, or if the Director wishes to resign with immediate effect but the Company refuses to accept such resignation and requires the due period of notice to be given by the Director, then:

4.5.1
the Company shall be under no obligation to vest in or assign to the Director any powers or duties or to provide work for the Director but the Company may at its discretion provide suitable work for the Director to be undertaken at the Director’s home and the Company may require the Director to carry out special duties or projects;

4.5.2
the Company may at any time or from time to time during such notice period deny the Director access to any premises of any company in the Group or require the Director not to have any business contact or dealings with any customer, client, supplier or employee of the Group; and

4.5.3
salary and all benefits will not cease to be payable or available to the Director by reason only of that exclusion of the Director from any premises of any company in the Group until the expiration of such notice period.

5	Directorship

5.1	The Director shall not be entitled to any director’s fees from any company in the Group in addition to his remuneration under clause 7.

5.2
If the Director ceases to be a director of the Company his employment on the terms of this agreement (save as to job title which shall upon such cessation be deemed to have become Director of Engineering) shall continue unless the Company exercises its right under clause 19.1.9.

6	Place of Work

6.1
The Company shall provide a suitable office for the use of the Director at the Company’s premises at Regent House, Heaton Lane, Stockport, Cheshire and the Director shall carry out his duties there and in such other places as the Board considers reasonably appropriate from time to time. The Director may be required to travel on the business of the Company.

7	Remuneration

7.1	The Director shall be entitled to remuneration for his services hereunder at the rate of £35,000 per annum as from the Commencement Date which shall accrue from day to day payable monthly in arrears.

7.2
On every Review Date during the continuance of this agreement the remuneration of the Director payable under this clause 7 shall be reviewed by the Board but there shall be no obligation on the Board to effect any increase.

7.3
For the purpose of the Employment Rights Act 1996 and otherwise the Director hereby consents to the deduction of any sums owing by the Director to the Company at any time from his salary or any other payment or payments due from the Company to the Director hereunder or otherwise and the Director hereby also agrees to make any payment to the Company of any sums owed by the Director to the Company upon demand by the Company at any time.

7.4
Payment of salary to the Director shall be made either by the Company or by any other member of the Group and, if by more than one company, in such proportions as the Board may from time to time think fit.

7.5
Any other benefit provided by or paid for by the Company to or for the Director and not referred specifically to in this agreement is wholly discretionary and at any time and from time to time without any requirement for prior consultation and without any obligation to provide any alternative or pay any compensation the Company may withdraw or suspend any such benefit or the terms on which it is made available.

8	Expenses

In addition to his remuneration hereunder the Director shall be reimbursed all reasonable expenses properly incurred by him in the discharge of his duties hereunder upon production of appropriate written evidence thereof if reasonably practicable.

9	Motor Vehicle

The Director shall be entitled to receive an allowance of £350 per calendar month in respect of a motor vehicle.

10	Pension

There is no contracting out certificate in force in respect of the Director’s employment under this agreement.

11	Holidays

11.1	The Director shall be entitled during every calendar year (which is his leave year for the purposes of the WTR) of his employment (and pro rata for part of such year) to:

11.1.1	all generally observed UK public holidays; and

11.1.2	25 days each year at such time as shall reasonably be agreed by the Board. The Director acknowledges Regulation 15(1) of the WTR is excluded.

11.2
The Director shall be entitled to carry forward from one year to the next a maximum of five days’ unused holiday entitlement but no payment will be made by the Company in lieu of accrued but unused holiday entitlement at the end of the holiday year.

11.3
For the calendar year in which the Director’s employment commences or terminates the Director is entitled to holidays during that year assessed on a pro-rata basis. On the termination of the Director’s employment the Director shall either be entitled to pay in lieu of outstanding holiday entitlement or be required to repay to the Company any salary received for holiday taken in excess of his actual entitlement (as the case may be). The basis for payment shall be 1/261 salary for each day. The sum (if any) the Director is entitled to receive under this clause satisfies his entitlement to compensation under Regulation 14 of the WTR.

12	Incapacity

12.1
Subject as hereinafter provided, during any period of absence from work due to illness or disability the Director shall continue to be entitled to his full remuneration for a period of 26 weeks in each calendar year subject to deduction Of statutory sick pay.

12.2	If the Director is absent from work as a result of illness or disability, he will:

12.2.1	notify the Company as soon as practicable on the first day of his absence;

12.2.2	if the period of absence is less than eight consecutive days, submit to the Company on his return a certificate of sickness completed by himself; and

12.2.3
if the period of absence is eight consecutive days or more, submit to the Company without delay a medical certificate signed by a practising medical practitioner in respect of each week of absence after the first.

12.3
If the Director shall at any time be incapacitated or prevented by mental or physical illness, injury, accident or any other circumstances beyond his control from performing his duties hereunder for a period of 6 consecutive months or if he shall be so incapacitated at different times for more than 6 months in any one period of 52 consecutive weeks then in either of such cases the Company shall be at liberty thereafter:

12.3.1
to terminate his employment by 6 months’ notice in writing and the Director shall not be entitled to claim any compensation from the Company or any other company in the Group or otherwise in respect of such termination and provided further that if at any time during the currency of such a notice the Director shall provide a medical certificate satisfactory to the Board to the effect that he has fully recovered his physical and/or mental health and that no recurrence of the illness or incapacity can reasonably be anticipated, the Company shall withdraw the notice; and/or

12.3.2
to discontinue payment in whole or part of his remuneration on and from such date as it specifies in the notice until such time as he shall be capable of performing and shall have resumed his full duties hereunder.

12.4
If the Director’s absence from work as a result of illness or disability shall be or appear to be occasioned by the actionable negligence of a third party in respect of which damages are or may be recoverable, then all sums paid by the Company in accordance with this clause 12 shall constitute loans to the Director, who shall:

12.4.1	forthwith notify the Company of the relevant circumstances and of any claim, compromise, settlement or judgment made or awarded in connection therewith;

12.4.2	give to the Company all such particulars of such matters as the Company may reasonably require; and

12.4.3	if any damages are recovered from the third party refund to the Company such sum as the Company may determine, not exceeding the lesser of:

(a)	the amount of damages recovered by the Director under such compromise, settlement or judgment; and

(b)
the sums advanced to the Director in respect of the period of the incapacity, provided that, in the event that the Director shall be a director of the Company or the Company’s holding company, the Director shall not be entitled to receive any payments in excess of the maximum aggregate sum permitted to be loaned by the Company to a director under the provisions of Companies Act 1985.

12.5
The Director shall at the expense of the Company submit as and when required and from time to time to medical examination by a registered medical practitioner nominated by the Company and shall authorise such medical practitioner to disclose to and discuss with the Company’s medical adviser the results of the examination and the matters which arise from it so that the Company’s medical adviser can notify the Company of any matters he considers might impair the Director from properly discharging his duties. The Director shall consent to and authorise the release of all his medical records for the purpose.

13	Other Interests

13.1
The Director shall not without the prior written consent of the Board during the continuance of this agreement be concerned, engaged or interested either directly or indirectly in any capacity in any other trade, business or employment or engaged in any occupation (including membership of parliament or of any local government authority or public body or any other public or private work) provided that, other than any shares held in the Company, the Director shall be permitted to hold not more than 3% of any class of shares or debentures or other securities (other than shares, debentures or other securities of the Company) which are quoted or dealt on the Official List or the Alternative Investment Market of the London Stock Exchange or any other recognised investment exchange (as defined in section 207 of the Financial Services Act 1986) whether in the United Kingdom or otherwise and shall be permitted to invest in the units of any collective investment scheme (as defined in section 75 of the Financial Services Act 1986) or Business Expansion Scheme or similar fund.

13.2
Subject to any regulations issued by the Company which may be applicable to him, the Director shall not be entitled to receive or obtain directly or indirectly any discount, rebate or commission in respect of any sale, purchase or provision of goods or services effected or other business transacted (whether or not by him) by or on behalf of any company in the Group and if he (or any firm or company in which he is interested) shall obtain any such discount, rebate or commission, he shall account to the Company (for itself or on behalf of the relevant company in the Group, as appropriate) for the amount received by him (or a due proportion of the amount received by such company or firm having regard to the extent of his interest therein).

13.3
The Director shall comply with all codes of conduct from time to time adopted by the Board and with all applicable rules and regulations of the London Stock Exchange including the AIM Model Code for Securities Transactions by Directors of Listed Companies.

14	Secrecy

The Director shall not, except as authorised or required by his duties or as obliged by law, reveal to any person or use for his own purposes or for any purposes other than those of the Group any of the trade secrets, secret or confidential operations, processes or dealings or any information concerning the organisation, prospective business, business methods, systems or affairs, finances, transactions or affairs of any company in the Group, or any similar information in relation to any customer or supplier of the Group, which may come to his knowledge during and as a result of his employment and shall keep with complete secrecy all confidential information entrusted to him and shall not use or attempt to use any such information in any manner which may injure or cause loss either directly or indirectly to any company in the Group or their respective businesses or which may be likely so to do. This restriction shall continue to apply after the termination of this agreement without limit in point of time but shall cease to apply to information or knowledge which is ordered to be disclosed by a Court of competent jurisdiction or otherwise required to be disclosed by law or which comes into the public domain other than as a result of a breach by the Director of his obligations to the Company or any other company in the Group or where disclosure is permitted in accordance with the Public Incorrect Disclosure Act 1998.

15	Notes or Memoranda

The Director shall not during the continuance of this agreement make, otherwise than for the benefit of the Group, any notes or memoranda relating to any matter within the scope of the business of the Group or concerning any of its dealings or affairs, nor shall the Director either during the continuance of this agreement or afterwards use or permit to be used any such notes or memoranda otherwise than for the benefit of the Group. All such notes and memoranda made by the Director shall be the property of the Group and shall be left at the registered office of the Company upon the termination of the Director’s employment.

16	Inventions

16.1
Any discovery, development, invention, process, design, improvement in procedure, computer program, copyright works, trade name or trade mark made, discovered or created by the Director during the period of this agreement either alone or with any other person in connection with or in any way affecting or relating to the business of the Group or capable of being used or adapted for use therein or in connection therewith (“Inventions”) shall forthwith be disclosed by the Director to the Company and shall belong to and be the absolute property of the Company or such Associated Company as the Company may nominate for that purpose provided that this clause 18.1 shall not apply to those rights of the Director in Inventions which cannot under applicable law be vested in the Company as his employer (“Employee Rights”).

16.2
The Director, if and whenever required to do so (whether during or after the termination of his appointment), shall at the expense of the Company forthwith assign to the Company or an Associated Company nominated by the Company (or, if assignment is not permitted under applicable law, shall grant an exclusive licence to the Company or such Associated Company) all Employee Rights and upon such assignment or licensing shall deliver to the Company or such Associated Company all documents and other materials relating to the Inventions and the Company will itself or will procure that such Associated Company will thereupon pay to the Director such remuneration for the assignment or licence and the delivery of the said documents and materials as may be agreed or in default of agreement such remuneration as may be determined pursuant to an application by the Director under section 40 of the Patents Act 1977.

16.3	The Director if and whenever required to do so (whether during or after the termination of his appointment) shall at the expense of the Company or its nominee:

16.3.1
apply or join in applying for patents, registered designs, trade marks or other similar protection in the United Kingdom or any other part of the world for any Inventions and execute all instruments and do all things necessary for vesting the said patents, registered designs, trade marks or other similar protection when obtained and all right and title to and interest in the same in the Company or such other third party as the Company may require absolutely and as the sole beneficial owner; and

16.3.2
sign and execute all such documents and do all such acts as the Company may reasonably require in connection with any proceedings in respect of such applications and any petitions or applications for revocation of such patents, registered designs, trade marks or other protection.

16.4
The Director hereby irrevocably appoints the Company to be his attorney to act in his name and on his behalf to execute and do any such instrument or thing and generally to use his name for the purpose of giving to the Company the full benefit of this clause and a certificate in writing signed by any director or by the secretary of the Company that any instrument or act falls within the authority hereby conferred shall be conclusive evidence that such is the case as against the Director in favour of the Company and any third party.

16.5
Should the Company, in its sole discretion, so require, the Inventions shall not be made the subject of patents or similar protections, but shall be worked by the Company and/or the Associated Companies as secret processes.

17	Termination

17.1
The Company may (without prejudice to any other rights or remedies in respect thereof) forthwith determine the employment of the Director without compensation by notice in writing to him in any of the following circumstances:

17.1.1	the Director breaches any material term of this agreement and which, in the case of a breach capable of remedy, is not so remedied within 30 days of a written notice from the Board so to remedy;

17.1.2	the Director neglects, omits or refuses to discharge his duties hereunder or to comply with any proper and reasonable instruction given to him by the Board;

17.1.3	the Director is guilty of gross or persistent misconduct or shall be guilty of conduct likely to bring himself or any member of the Group into disrepute;

17.1.4
the Director is convicted of a criminal offence other than an offence which, in the opinion of the Board, does not affect his position as a director of the Company nor destroy the Company’s trust and confidence in him;

17.1.5	the Director is declared bankrupt or an interim order is made against him or he makes or attempts to make any voluntary arrangement with his creditors;

17.1.6	it is determined that any of the representations and warranties set forth in clause 26 hereof shall have been untrue when made;

17.1.7	a disqualification order is made or is in force against the Director under the Company Directors’ Disqualification Act 1986;

17.1.8	the Director becomes of unsound mind or becomes a patient as defined in the Mental Health Act 1983;

17.1.9	the Director ceases to be a director of the Company for any reason.

17.2	On the termination of this agreement or on either the Company or the Director having served notice of such termination the Director shall upon the request of the Company:

17.2.1	resign without compensation from all directorships and other offices held by him in the Group;

17.2.2
sign or execute such transfers or other deeds or documents as may be required to transfer to the Company or as it may direct any shares or other securities held by the Director as nominee or trustee for the Company (or any other company in the Group);

17.2.3
deliver to the Company forthwith all credit cards, motor car, car keys and other property of or relating to the business of the Company or the Group (including any notes or memoranda referred to in clause 15) which may be in his possession or under his control; and

17.2.4
for the purposes of clauses 17.2.1, 17.2.2 and 17.2.3 the Director hereby irrevocably appoints the Company to be his attorney to act in his name and on his behalf to execute and do any such instrument or thing and generally to use his name for the purpose of giving to the Company the full benefit of this clause and a certificate in writing signed by any director or by the secretary of the Company that any instrument or act falls within the authority hereby conferred shall be conclusive evidence that such is the case as against the Director in favour of the Company and any third party.

17.3	The Director shall not at any time after the termination of his employment falsely represent himself as being in any way connected with the business of the Company or any other company in the Group.

18	Suspension

If the Board have reason to suspect that any one or more of the events set out in clauses 17.1.1 to 17.1.9 (inclusive) of this agreement has or have occurred the Board may suspend the Director on such terms as to payment of salary or otherwise as the Board may think fit pending further investigations for so long as may be necessary to carry out such investigation.

19	Non-Competition

19.1
The Director shall not so as to compete with the Company during the period of 12 months after the Termination Date directly or indirectly on his own account or on behalf of or in conjunction with any person, firm or company or other organization canvass or solicit or by any other means seek to conduct Prohibited Business with or conduct Prohibited Business with any Restricted Customer with whom the Director shall have had material dealings in the course of his duties hereunder at any time in the Relevant Period or with whom and to the knowledge of the Director any employee of the Company under the Director’s control shall have had material dealings in the course of their duties to the Company in the Relevant Period.

19.2
The Director shall not so as to compete with the Company during the period of 12 months after the Termination Date directly or indirectly on his own account or on behalf of or in conjunction with any person, firm or company or other organisation canvass or solicit or by any other means seek to conduct Prohibited Business with or conduct Prohibited Business with any Prospective Customer with whom the Director shall have had material dealings in the course of his duties hereunder at any time in the Relevant Period or with whom and to the knowledge of the Director any employee of the Company under the Director’s control shall have had material dealings in the course of their duties to the Company in the Relevant Period

19.3
The Director shall not so as to compete with the Company during the period of 12 months after the Termination Date directly or indirectly induce or seek to induce any senior employee of the Company engaged in the Prohibited Business who was such an employee at the Termination Date and with whom the Director shall during the Relevant Period have had material dealings in the course of his duties hereunder to leave the employment of the Company whether or not this would be a breach of contract on the part of the employee.

19.4
The Director shall not so as to compete with the Company during the period of 12 months after the Termination Date directly or indirectly seek to entice away from the Company or otherwise solicit or interfere with the relationship between the Company and any Protected Supplier.

19.5
The Director shall not so as to compete with the Company during the period of 12 months after the Termination Date within the Territory carry on or be directly or indirectly engaged, concerned or interested whether as principal, agent, substantial shareholder, substantial investor, director, employee, consultant or otherwise howsoever in any business or the setting up of any business engaged in or which it is intended to be engaged in any Prohibited Business. For the purpose of this clause 19.5 acts done by the Director outside the Territory shall nonetheless be deemed to be done within the Territory where their primary purpose is the obtaining of any Prohibited Business from any person, firm, company or other entity with business premises within the Territory.

19.6
The Director covenants that in respect of any other company in the Group in the business or affairs of which the Director shall at any time during the Relevant Period have been materially concerned or interested he will perform and observe in relation to each such Associated Company the covenants set out in this clause 19 and that each covenant shall be construed and enforceable as a separate covenant in relation to each such Associated Company. For the purposes of giving effect to the provisions of this clause 19.6 only, references to the Company in clauses 19.1 to 19.5 inclusive and in the definitions of Prohibited Business, Prospective Customer, Protected Supplier and Restricted Customer shall be deemed to be references to each such company.

19.7
The Director shall not, either during the continuance of this agreement or at any time after the Termination Date engage in any trade or business or be associated with any person, firm or Company engaged in any trade or business using the names “Malin”, “Digitech” or “Image Metrics” or incorporating any such words.

19.8	These restrictions are entered into by the Company and the Director after having been separately legally advised.

19.9
Each of these restrictions contained in this clause 19 is intended to be separate and severable. In the event that any of the restrictions shall be held void but would be valid if part of the wording thereof were deleted such restriction shall apply with such deletion as may be necessary to make it valid and effective.

20	Amalgamation or Reconstruction

If before the termination of this agreement the employment of the Director shall be determined by reason of the winding up of the Company for the purposes of reconstruction or amalgamation and the Company shall procure that any concern or undertaking resulting from such solvent reconstruction or amalgamation shall offer to the Director employment on no less favorable terms than contained in this agreement, the Director shall have no claim against the Company for damages or otherwise in connection with such determination provided that, in the event of the Director being made such an offer, it shall be conditional upon his employment with the Company counting as continuous employment within the meaning of the Employment Rights Act 1996.

21	Grievance and Discipline

21.1
The Director should refer any grievances about his employment or about any decision relating to him to the Board by giving written notice. The reference will be dealt with by a majority present at the relevant Board meeting and whose decision shall be final.

21.2	There are no disciplinary rules relating to the Director’s employment.

22	Collective Agreements

No collective agreements affect the Director’s terms and conditions of employment with the Company.

23	Notices

23.1	Any demand, notice or communication shall be deemed to have been duly served:

23.1.1	if delivered by hand, when left at the proper address for service;

23.1.2	if given or made by prepaid first class post, 48 hours after being posted (excluding Saturdays, Sundays, and public holidays),

provided that where in the case of delivery by hand such delivery occurs either after 4.00pm on a Business Day or on a day other than a Business Day service shall be deemed to occur at 10.00am on the next following Business Day (such times being local times at the address of the recipient).

23.2
Any demand, notice or communication shall be made in writing addressed to the recipient at its registered office or its address stated in this agreement (or such other address as may be notified in writing from time to time).

24	Breach Prior to Termination

The expiration of or the lawful termination of this agreement shall not affect such other provisions hereof as are expressed to operate or have effect thereafter and shall be without prejudice to any right or action already accrued to either party in respect of any breach of this agreement by the other party.

25	Prior Agreements

As from the Commencement Date, this agreement will govern the employment relations between the Company and the Director and any former agreements subsisting between the Director and the Company or any other company in the Group in respect of such employment relationship will thereafter cease to be of effect.

26	Representation

26.1
The Director represents and warrants to the Company that he is free to enter into this agreement and that he is not bound by any court order, agreement or arrangement which would prevent him from entering into this agreement or which would restrict the availability of his services to the Group.

26.2
The Director hereby agrees to indemnify the Company fully against any and all liabilities, damages, costs and expenses, including without limitation, legal fees and disbursements incurred by the Company in connection with any action, suit or proceedings brought against the Company concerning the subject matter of clause 26.1.

27	Proper Law and Jurisdiction

This agreement shall be governed by and construed in accordance with English law and each of the parties hereto submits to the non-exclusive jurisdiction of the English Courts.

This agreement has been executed as a deed and is delivered on the date stated at the beginning of this agreement.

EXECUTED AS A DEED	)
By IMAGE METRICS PLC	)
acting by:	)
Director:
Director/Secretary:

EXECUTED AS A DEED by KEVIN WALKER in the presence of:	) ) )

Signature:

Name:      STEVEN DURNING

Address: FLAT 215, THE GRAND APTS, 1 AYTOUN ST
 MANCHESTER, MI 30A

Occupation: PROJECT MANAGER